COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the "Agreement") made as of the last date executed below (the "Effective Date"), by and among Belmont Partners, LLC, a Virginia limited liability company, with a principal address of 360 Main Street, Washington, VA 22747 ("Buyer"), Wall Street Equity Options & Futures Corp., an entity with a principal address 414 SE Washington Blvd, PMB 366, Bartlesville, OK 74006 ("Seller"), and DYNASTY ENERGY RESOURCES, INC., a publicly-traded corporation with ticker symbol "DYER" organized in the State of Delaware (the "Company") (Buyer, Seller and Company each a "Party" and collectively the "Parties").

WITNESSETH:

WHEREAS, the Company is authorized to issue an aggregate amount of Five Hundred Million (500,000,000) shares of stock, of which Four Hundred Eighty Million (480,000,000) shares are designated as common stock and Twenty Million (20,000,000) shares are designated as preferred stock. As of the date of this Agreement, there are one hundred million two hundred fifty-five thousand eight hundred ninety (100,255,890) common shares issued and outstanding and no preferred shares issued and outstanding. Seller owns a majority of the common stock of the Company consisting of at least sixty-six million four hundred thirty thousand five hundred and four (66,430,504) restricted common shares representing a controlling interest of sixty-six and twenty-six one hundredths percent (66.26%) of the Company's outstanding capital stock (the "Stock"); and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. <u>Agreement to Purchase and Sell.</u>

   a) Seller will sell to Buyer and Buyer agrees to purchase the Stock of the Company for One Hundred Ninety Thousand U.S. Dollars ($190,000.00) (the "Purchase Price"), on five (5) business days from the last executed date below (the "Closing"), payable according to the terms and conditions set forth in Section 3 herein; and

2. <u>Closing</u>. On or before the Closing the Parties shall perform:

   a) Buyer and Seller shall exchange fully executed copies of this Agreement;

   b) Seller shall cause the Board of Directors of the Company to execute a resolution approving the terms of this Agreement and appointing Buyer,or Buyer's designee, as a Director of the Company (the "Appointment");

Buyer: ___
Seller: ___
Company: ___

c) Seller shall deliver to the Buyer the Appointment;

d) Seller shall deliver to the Buyer an executed resignation from all previously held positions in the Company attached hereto as Exhibit 5;

e) Seller shall deliver to the Buyer fully executed documentation to completely effectuate the transfer of stock pursuant to this Agreement;

f) Seller shall deliver to the Buyer before the Closing true and correct copies of all of the Company's business, financial and corporate records since April 23, 2007, including but not limited to: correspondence with any and all regulatory authorities, bank statements through the date of the Closing, tax records, checkbooks, minutes of shareholder and Board of Directors meetings since April 23, 2007, financial statements as of the date of Closing, a current shareholder listing, stock transfer records, agreements and contracts (collectively the "Records");

3. <u>Payment Terms.</u>

a) On or before the Closing, Buyer shall deposit One Hundred Ninety Thousand U.S. Dollars ($190,000.00) with Heskett & Heskett, an entity with a principal address of 501 S. Johnstone Avenue, Suite 501, Bartlesville, OK 74003 (the "Escrow Agent"), on behalf of the Buyer (the "Escrowed Funds"). Upon Closing, the Buyer shall cause the Escrowed Funds to be released to the Seller. Buyer shall be responsible for half of any fees or costs associated with the Escrow Agent. Seller shall be responsible up to $200.00 of the fees associated with the Escrow Agent.

b) On or before the Closing, Seller shall deposit the certificate(s) representing the Stock into escrow with the Escrow Agent (the "Escrowed Stock") together with valid signed stock power(s), gold medallion guaranteed together with all documents necessary to effectuate the transfer of the Stock, including but not limited to a board resolution demonstrating signature authority if the shares are in the name of a legal entity. Upon Closing, the Seller shall cause the Escrowed Stock to be released to the Buyer.

4. <u>Representations and Warranties of Company and Seller</u>. Company and Seller hereby represent and warrant to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof, and shall be true and correct as of the Closing:

a) Title to Stock. Company and Seller have sole managerial and dispositive authority with respect to the Stock and have not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

Buyer: ____
Seller: ____
Company: ____

b) Shareholder List. Prior to closing, Pacific Stock Transfer shall offer proof to the Buyer that Pacific Stock Transfer is recognized as the transfer agent by DTCC and that the shareholder list provided to Buyer by Pacific Stock Transfer pursuant to Section 3(f) herein, shall be fully reconcilable with the current records of the Depository Trust & Clearing Corporation (the "DTCC"). In addition, Seller and Company represent and warrant that the Company has not acted as its own transfer agent during Seller's ownership of the Company.

c) Liabilities of the Company. The Company has no known liability or known liabilities that have not been previously disclosed in the Company's annual and quarterly reports as filed with the United States Securities and Exchange Commission on EDGAR that are likely to have a Material Adverse Effect on the business or financial condition of the Company. In addition, all liabilities stated in the Company's annual and quarterly reports filed with the United States Securities and Exchange Commission on EDGAR shall be waived or cancelled in written form and a copy of such cancellation or waiver shall be provided to Buyer prior to or at Closing. For purposes of this Agreement, Material Adverse Effect shall mean any liability or liabilities of the Company as of the Closing which would require a payment by the Company in excess of one thousand dollars ($1,000.00) in the aggregate.

d) Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement, to transfer the Stock to the Buyer and to transfer control of the Company to the Buyer.

e) As of the date of Closing, the Company is duly organized and in good standing in the State of Delaware. Seller shall provide Buyer with a current Certificate of Good Standing issued by the Delaware Division of Corporations prior to the Closing.

f) Warrants and Options. As of the date of Closing, the Company does not have any outstanding warrants and/or options except as stated in this Agreement.

g) Subsidiaries. As of the date of Closing, the Company does not have any subsidiaries except as stated in this Agreement.

h) Preferred Stock. Seller and Company represent that Company has not issued any preferred stock or any other senior securities.

i) Taxes. The Company represents to Buyer that the Company has filed the federal tax returns for the year 2007, 2008, and 2009. In addition, the Company has paid any and all Franchise taxes with the State of Delaware as evident by the Certificate of Good Standing.

j) Regulatory filings. Seller and Company represent and warrant to Buyer that the Company is current with all required requisite filings to the Securities and Exchange

Buyer: ___
Seller: ___
Company: ___

Commission (the "SEC").

k) Regulatory actions. Seller and Company represent and warrant that neither the Company nor the Seller, nor any of their respective affiliates or associates, or any person or entity that was previously acted as an affiliate or associate within the past twelve months has engaged in any breach of federal securities laws or any regulation promulgated thereunder or otherwise by the Securities and Exchange Commission, the FINRA, the FASB, or any other regulatory or self-regulatory organization whether domestic or foreign. Seller and Company further warrant that neither Seller nor Company are currently, nor have previously been at any time, the subject of any regulatory, legal, or equitable restraint or restriction including but not limited to any stop trade order, cease and desist order, or any other trading restrictions of any kind, nor has the Company received any subpoenas or requests for information from any of the above mentioned regulatory bodies.

l) James A. Ditanna has been duly appointed as the sole officer and Director of the Company and any and all other officers and Directors have previously resigned or have been properly terminated by the shareholders. Seller and Company shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies, the current Director's proper and lawful appointments to the Company's Board of Directors and any and all prior resignations or terminations of former Directors and officers since March 2007.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a) Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Act") and exempt from registration or qualification under any state law.

b) Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.

c) Information Concerning the Company. Based upon Seller and Company's prior disclosures to Buyer, in addition to Buyer's own due diligence with respect to the Company and its liabilities, Buyer believes it has enough information upon which to base an investment decision in the Stock.

d) Investment Experience. The Buyer understands that purchase of the Stock involves substantial risk. The Buyer:

(i) has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer's investment in the Stock; and

Buyer: ____
Seller: ____
Company: ____

(ii) has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment and to make an informed investment decision with respect thereto.

e) Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

6. Indemnification.

a) The Parties shall indemnify and hold harmless each other from and against any and all losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"), subject to the right to terminate set forth in Section 15, below. Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of seller's or Company's breach of this Agreement, including any breach of the representations or warranties set forth in section 4, above.

7. Remedies of Discrepancies. The Seller purchased control of the Company in March 2007. The Seller makes no representations or warranties regarding issues related prior to the purchase in March 2007.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A telefaxed or electronic copy of this Agreement shall be deemed an original.

11. Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize, or in any way affect the interpretation of any provision of this Agreement.

12. Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

Buyer: ____
Seller: ____
Company: ____

13. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Termination. Buyer or Seller may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being released from escrow. Upon the release of any funds from escrow, this termination clause is null and void and the Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

16. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

17. Further Assurances. From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

18. Term, Survival. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed, however Sections 4, 5, 6, 7, 21 and 22 shall survive this Agreement.

19. No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement.

20. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

Buyer:
Seller:
Company:

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 20.

21. Binding Arbitration. In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

22. Insider Trading. The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

[Balance of Page Intentionally Left Blank]

Buyer:
Seller:
Company:

In Witness Whereof, the Parties hereto have executed this Agreement as of the date last executed below.

BUYER

BELMONT PARTNERS, LLC

By: Joseph Meuse, Managing Member
Date: 4/28/10

SELLER

WALL STREET EQUITY OPTIONS & FUTURES CORP.

By: James Ditanna
Its: President and Sole Director
Date: ______________________

COMPANY

DYNASTY ENERGY RESOURCES, INC.

By: James A. Ditanna, Sole Director
Date: ______________________